Exhibit I

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that Amendment No. 8 dated on or about this date to the Statement on Schedule 13D filed on or about September 29, 2011, and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.10 per share, of Liberty All-Star Growth Fund, Inc., a Maryland corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Amendment No. 8 to such Statement on Schedule 13D and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of July 13, 2020.

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Patrick J. Pedonti
Name: Patrick J. Pedonti
Title: Senior Vice President, Chief Financial Officer & Treasurer

SS&C TECHNOLOGIES, inc.

By:	/s/ Patrick J. Pedonti
Name: Patrick J. Pedonti
Title: Senior Vice President, Chief Financial Officer

DST SYSTEMS, Inc.

By:	/s/ Patrick J. Pedonti
Name: Patrick J. Pedonti
Title: Executive Vice President & Treasurer

WEST SIDE INVESTMENT MANAGEMENT, Inc.

By:	/s/ Patrick J. Pedonti
Name: Patrick J. Pedonti
Title: Vice President & Treasurer

[Signature Page to Joint Filing Agreement]